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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

International Shipping Enterprises, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	57-1212493 (IRS Employer Identification Number)
1225 Franklin Avenue, Suite 325, Garden City, New York (Address of Principal Executive Offices)	11530 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

        Securities Act registration statement file number to which this form relates:

333-119719 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Units, each consisting of one share of Common Stock and two Warrants (Title of class)
Common Stock, par value $.0001 per share (Title of class)
Warrants, exercisable for Common Stock at an exercise price of $5.00 per share (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        The securities to be registered hereby are the units, common stock and warrants of International Shipping Enterprises, Inc. (the "Company"). The description of the units, the common stock and the warrants, contained in the section entitled "Description of Securities" in the Prospectus included in the Company's Registration Statement on Form S-1 (Registration No. 333-119719), filed with the Securities and Exchange Commission on October 15, 2004, as amended from time to time (the "Registration Statement"), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.

  Exhibits.

3.1.	Amended and Restated Certificate of Incorporation.*
3.2.	By-laws.*
4.1.	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.*

*
Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-119719.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL SHIPPING ENTERPRISES, INC.
By:	/s/ ANGELIKI FRANGOU Angeliki Frangou Chairman of the Board, Chief Executive Officer and President

Dated: November 24, 2004

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE